UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 18, 2019

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01.	Other Events
On January 18, 2019, the Board of Directors of HomeStreet, Inc. (the "Company") approved a one-time waiver and change to the window for shareholders to provide timely advance notice of any director nomination or shareholder proposal under Section 1.12 of the Amended and Restated Bylaws of the Company (the "Bylaws") in connection with the Company's 2019 annual meeting of the shareholders (the "2019 Annual Meeting").

To be timely, any shareholder notice of any director nomination or shareholder proposal for the 2019 Annual Meeting must be received by the Secretary of the Company no earlier than 5:00 p.m. Pacific Time on March 31, 2019 and no later than 5:00 p.m. Pacific Time on April 30, 2019. This waiver of any change to the advance notice window is applicable only for the 2019 Annual Meeting, and does not affect any other requirements under the Bylaws or pursuant to state or federal law that shareholders must meet in order to properly submit director nominations or shareholder proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2019

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary